Exhibit a(2)
                         DOMINI SOCIAL INDEX PORTFOLIO

                                   Amendment
                            to Declaration of Trust

                                 August 1, 2005

     The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the Declaration of Trust, the following amendments to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of August 1, 2005:

     (a) The Declaration of Trust is amended to change the name of the Trust to DOMINI SOCIAL TRUST.

     (b) The Declaration of Trust is amended to change the name of the Series designated as Domini Social Index Portfolio on Appendix A to DOMINI SOCIAL INDEX TRUST.

     (c) The Establishment and Designation of Series of Beneficial Interests attached hereto as Appendix B has been duly adopted by the Trustees of the Trust pursuant to Section 6.8 of the Declaration of Trust.

     (d) Section 5.2 of the Declaration of Trust is amended to read in its entirety as follows:

          Section 5.2. Non-Liability of Trustees and Others. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office. Without limiting the foregoing, the appointment, designation or identification of a Trustee as the chairperson (including the independent chairperson) of the Board of Trustees, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the

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     appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall effect in any way that Trustee's rights or entitlement to indemnification.

     IN Witness whereof, the undersigned have executed this Amendment as of the date first written above.


/s/ Amy L. Domini                       /s/ Karen Paul
----------------------------------      ------------------------------------
Amy L. Domini, as Trustee               Karen Paul, as Trustee
and not individually                    and not individually


/s/ Julia Elizabeth Harris              /s/ Gregory A. Ratliff
----------------------------------      ------------------------------------
Julie Elizabeth Harris, as Trustee      Gregory A. Ratliff, as Trustee
and not individually                    and not individually


/s/ Kirsten S. Moy                      /s/ Frederick C. Williamson, Sr.
----------------------------------      ------------------------------------
Kirsten S. Moy, as Trustee              Frederick C. Williamson, Sr., as
and not individually                    Trustee and not individually


/s/ William C. Osborn                   /s/ John L. Shields
----------------------------------      ------------------------------------
William C. Osborn, as Trustee           John L. Shields, as Trustee
and not individually                    and not individually

                                                                     Appendix B

                               ESTABLISHMENT AND
                            DESIGNATION OF SERIES OF
                              BENEFICIAL INTERESTS

     The Trustees of the Domini Social Trust (the "Trust"), acting pursuant to the Trust's Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the "Declaration"), have previously established and designated the Series (as defined in the Declaration) named on Appendix A to the Declaration and hereby enter into this Establishment and Designation of Series of Beneficial Interests in order to establish and designate the "Domini European Social Equity Trust" as an additional Series having the following special and relative rights:

     1. The Series are designated as follows:

        Domini Social Index Trust
        Domini European Social Equity Trust

     2. Each Series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940 to the extent pertaining to the Series. An Interest in a Series shall be redeemable as provided in the Declaration. The proceeds of sales of Interests of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law.

     3. Investors in each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each Series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among each Series and any series of the Trust designated in the future as set forth in
Section 6.7 of the Declaration.

     5. Subject to the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Series, or otherwise to change the special and relative rights of each Series.

     6. Any Series may be terminated by the Trustees at any time in accordance with the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of August 1, 2005.


/s/ Amy L. Domini                       /s/ Karen Paul
----------------------------------      ------------------------------------
Amy L. Domini, as Trustee and           Karen Paul, as Trustee and
not individually                        not individually


/s/ Julia Elizabeth Harris              /s/ Gregory A. Ratliff
----------------------------------      ------------------------------------
Julia Elizabeth Harris, as Trustee      Gregory A. Ratliff, as Trustee and
and not individually                    not individually


/s/ Kirsten S. Moy                      /s/ Frederick C. Williamson, Sr.
----------------------------------      ------------------------------------
Kirsten S. Moy, as Trustee and          Frederick C. Williamson, Sr., as
not individually                        Trustee and not individually


/s/ William C. Osborn                   /s/ John L. Shields
----------------------------------      ------------------------------------
William C. Osborn, as Trustee and       John L. Shields, as Trustee and
not individually                        not individually